EXHIBIT 5.1

                               Opinion as to the Validity of the Debt Securities




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KNIGHT
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RIDDER

CRISTINA L. MENDOZA                                          KNIGHT-RIDDER, INC.
Vice President &                                                One Herald Plaza
General Counsel                                       Miami, Florida  33132-1693
(305) 376-2240
(305) 995-8044 Fax


                                             September 25, 1997



                               OPINION OF COUNSEL
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         I am the Vice President and General Counsel of Knight-Ridder, Inc. (the
"Company"), and in that capacity I have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed issuance and sale by the Company of up to $500,000,000 aggregate principal amount of debt securities of the Company (the "Debt Securities") on terms to be determined at the time of sale.

         I am a member of the bar of the State of Florida. I express no opinion as to any laws other than (i) the laws of the States of Delaware and Florida and
(ii) the federal laws of the United States. I have examined such corporate records and other documents and have made such examination of law as I have deemed relevant.

         It is my opinion that the Indenture to be entered into by the Company and The Chase Manhattan Bank, as Trustee, pursuant to which the Debt Securities are to be issued (the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement, has been duly authorized by the Company and that when (a) the applicable provisions of the Securities Act and such "Blue Sky" or securities laws as may be applicable shall have been complied with, (b) the Indenture shall have been duly executed and delivered and qualified under the Trust Indenture Act of 1939, as amended and (c) the Debt Securities shall have been duly authorized by the Company as contemplated by the Indenture, subject to the terms of such Debt Securities being otherwise in compliance with then applicable law, and duly executed, authenticated and delivered against payment therefor, the Debt Securities will be legally issued and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and I further consent to the use of my name in the Registration Statement under the caption "Validity of Debt Securities". In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,

                                             /s/ Cristina L. Mendoza

                                             Cristina L. Mendoza
                                             Vice President and General Counsel